Exhibit 99.1

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2012 AND

FULL-YEAR 2012 FINANCIAL RESULTS

•	Fourth quarter revenue of $378 million, up 17 percent year-over-year; and annual revenue of $1,374 million, up 19 percent year-over-year

•

Fourth quarter GAAP net income of $68 million, up 14 percent year-over-year, or $0.38 per diluted share, up 15 percent year-over-year; and full-year GAAP net income of $204 million, up 2 percent year-over-year, or $1.12 per diluted share, up 5 percent year-over-year

•

Fourth quarter normalized net income* of $98 million, up 18 percent year-over-year, or $0.54 per diluted share, up 20 percent year-over-year; and full-year normalized net income* of $329 million, up 16 percent year-over-year, or $1.81 per diluted share, up 19 percent year-over-year

•	Board of Directors authorizes $150 million extension of share repurchase program

CAMBRIDGE, Mass. – February 6, 2013 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the fourth quarter and full-year ended December 31, 2012. Revenue for the fourth quarter 2012 was $378 million, a 9 percent increase over third quarter revenue of $345 million, and a 17 percent increase over fourth quarter 2011 revenue of $324 million. Total revenue for 2012 was $1,374 million, a 19 percent increase over 2011 revenue of $1,159 million.

“With strong revenue and profit performance in the fourth quarter, Akamai closed out 2012 with record results on both the top and bottom line,” said Tom Leighton, CEO of Akamai. “Throughout the year, we announced new products across every solution line, closed a record number of strategic acquisitions, and achieved margin expansion through continued improvement in our network efficiency even as we expanded its capacity worldwide to meet rising demand for Akamai services. We believe these efforts have positioned us well to help our customers capitalize on the opportunities, and mitigate the challenges, of conducting business online.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2012 was $68 million, or $0.38 per diluted share. Full-year GAAP net income for 2012 was $204 million, or $1.12 per diluted share.

The Company generated normalized net income* of $98 million, or $0.54 per diluted share, in the fourth quarter of 2012, a 25 percent increase over the prior quarter’s normalized net income of $79 million, or $0.43 per diluted share, and an 18 percent increase over fourth quarter 2011 normalized net income of $83 million, or $0.45 per diluted share. Full-year normalized net income grew 16 percent year-over-year to $329 million, or $1.81 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the fourth quarter of 2012 was $173 million, up from $157 million in the prior quarter, and $148 million in the fourth quarter of 2011. Adjusted EBITDA margin* for the fourth quarter was 46 percent, up a point from the prior quarter and consistent with the same period last year. For the full year, adjusted EBITDA was $615 million, up from $525 million in 2011. Full-year adjusted EBITDA margin in 2012 was at 45 percent, consistent with the prior year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Full-year cash from operations was $530 million, or 39 percent of revenue, consistent with the prior year. At year end, the Company had over $1 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 23 percent and 29 percent, respectively, of revenue for the fourth quarter 2012.

Share Repurchase Program

The Company also announced today that its Board of Directors has authorized a $150 million extension of its share repurchase program, effective for a 12-month period beginning on February 1, 2013. As of this date, all prior repurchase authorizations have expired. The Company’s goal for this program, which is expected to be funded through its free cash flow, is primarily to offset dilution created by its equity compensation programs.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. The Company may choose to suspend or discontinue the repurchase program at any time but cannot carry over unused authorization amounts to future periods.

During the fourth quarter of 2012, under its current share repurchase program, the Company spent approximately $30 million repurchasing 0.8 million shares of its common stock, at an average price of $37.53 per share. During 2012, the Company spent approximately $141 million repurchasing 4.4 million shares of its common stock, at an average price of $32.45 per share.

The Company had approximately 178 million shares of common stock outstanding as of December 31, 2012.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-314-4483 (or 1-617-213-8049 for international calls) and using passcode No. 17717131. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 29167666.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Dec. 31, 2012	Dec. 31, 2011
Assets
Cash and cash equivalents	$201,989	$559,197
Marketable securities	235,592	290,029
Accounts receivable, net	218,777	210,936
Deferred income tax assets, current portion	20,422	6,444
Prepaid expenses and other current assets	51,604	55,414

Current assets	728,384	1,122,020
Marketable securities	657,659	380,729
Property and equipment, net	345,091	293,043
Goodwill and other intangible assets, net	815,879	498,300
Other assets	39,811	7,924
Deferred income tax assets, net	13,803	43,485

Total assets	$2,600,627	$2,345,501

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$176,378	$123,618
Other current liabilities	26,566	24,774

Current liabilities	202,944	148,392
Other liabilities	51,929	40,859

Total liabilities	254,873	189,251
Stockholders’ equity	2,345,754	2,156,250

Total liabilities and stockholders’ equity	$2,600,627	$2,345,501

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2012	2011

Revenues	$377,872	$345,321	$323,740	$1,373,947	$1,158,538

Costs and operating expenses:
Cost of revenues * †	111,893	109,995	102,544	431,911	374,543
Research and development *	20,371	19,351	15,191	74,744	52,333
Sales and marketing *	85,308	75,924	66,609	304,404	227,331
General and administrative * †	58,819	54,511	51,016	227,033	191,726
Amortization of other intangible assets	5,351	5,381	4,316	20,962	17,070
Restructuring charge	392	—	4,728	406	4,886

Total costs and operating expenses	282,134	265,162	244,404	1,059,460	867,889

Operating income	95,738	80,159	79,336	314,487	290,649

Interest income, net	1,590	1,593	1,863	6,455	10,921
Loss on investments, net	—	—	(500)	—	(500)
Other income (expense), net	200	(241)	7,455	649	6,125

Income before provision for income taxes	97,528	81,511	88,154	321,591	307,195
Provision for income taxes	29,236	33,280	28,073	117,602	106,291

Net income	$68,292	$48,231	$60,081	$203,989	$200,904

Net income per share:
Basic	$0.38	$0.27	$0.34	$1.15	$1.09
Diluted	$0.38	$0.27	$0.33	$1.12	$1.07

Shares used in per share calculations:
Basic	177,479	177,455	178,916	177,900	183,866
Diluted	181,768	181,053	182,956	181,749	187,556

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$68,292	$48,231	$60,081	$203,989	$200,904

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,960	53,457	43,650	204,163	167,878
Stock-based compensation	21,405	22,635	18,840	90,585	61,305
(Benefit) provision for deferred income taxes, net	(6,645)	826	32,722	(5,819)	53,628
Excess tax benefits from stock-based compensation	(5,426)	(2,540)	(1,663)	(23,015)	(13,123)
Loss on investments and disposal of property and equipment, net	65	142	769	3	597
Provision for doubtful accounts	(255)	(345)	830	(316)	2,066
Non-cash portion of restructuring charge	—	—	412	—	412
Changes in operating assets and liabilities:
Accounts receivable	19,479	(27,974)	(30,016)	(2,108)	(37,837)
Prepaid expenses and other current assets	(5,037)	2,131	(6,936)	6,066	(7,014)
Accounts payable, accrued expenses and other current liabilities	4,921	44,591	20,452	59,653	15,184
Accrued restructuring	(381)	(28)	3,752	(3,278)	3,572
Deferred revenue	(990)	1,401	(2,335)	4,552	(3,721)
Other noncurrent assets and liabilities	(3,534)	(1,031)	(4,651)	(4,070)	8,704

Net cash provided by operating activities	146,854	141,496	135,907	530,405	452,555

Cash flows from investing activities:
Cash paid for acquired businesses, net of cash received	(30,650)	(14,392)	—	(336,680)	(550)
Purchases of property and equipment and capitalization of internal-use software costs	(60,669)	(60,294)	(46,570)	(219,846)	(182,862)
Proceeds from sales and maturities of short- and long-term marketable securities	179,913	98,567	334,103	530,065	1,234,223
Purchases of short- and long-term marketable securities	(198,039)	(137,809)	(152,657)	(752,342)	(880,110)
Proceeds from the sale of property and equipment	—	—	15	12	150
Increase in other investments	(250)	—	—	(250)	—
Decrease in restricted investments held for security deposits	—	—	51	—	272

Net cash (used in) provided by investing activities	(109,695)	(113,928)	134,942	(779,041)	171,123

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	16,025	6,066	11,947	44,660	25,252
Excess tax benefits from stock-based compensation	5,426	2,540	1,663	23,015	13,123
Taxes paid related to net share settlement of equity awards	(8,124)	(2,370)	(2,713)	(34,690)	(8,393)
Repurchase of common stock	(29,819)	(36,523)	(76,332)	(141,468)	(324,070)

Net cash used in financing activities	(16,492)	(30,287)	(65,435)	(108,483)	(294,088)

Effects of exchange rate changes on cash and cash equivalents	(1,328)	2,373	(1,816)	(89)	(2,259)

Net increase (decrease) in cash and cash equivalents	19,339	(346)	203,598	(357,208)	327,331
Cash and cash equivalents, beginning of period	182,650	182,996	355,599	559,197	231,866

Cash and cash equivalents, end of period	$201,989	$182,650	$559,197	$201,989	$559,197

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2012	2011
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$620	$684	$581	$2,871	$2,360
Research and development	4,017	4,427	3,610	17,275	11,125
Sales and marketing	10,736	10,896	8,878	42,760	27,990
General and administrative	6,032	6,628	5,771	27,679	19,830

Total stock-based compensation	$21,405	$22,635	$18,840	$90,585	$61,305

Depreciation and amortization:
Network-related depreciation	$42,143	$41,022	$33,170	$155,759	$126,764
Capitalized stock-based compensation amortization	1,961	2,025	1,713	7,680	7,308
Other depreciation and amortization	5,505	5,029	4,451	19,762	16,736
Amortization of other intangible assets	5,351	5,381	4,316	20,962	17,070

Total depreciation and amortization	$54,960	$53,457	$43,650	$204,163	$167,878

Capital expenditures:
Purchases of property and equipment	$46,386	$46,635	$34,450	$165,642	$140,219
Capitalized internal-use software	14,283	13,659	12,120	54,204	42,643
Capitalized stock-based compensation	2,582	2,561	2,067	9,276	7,473

Total capital expenditures	$63,251	$62,855	$48,637	$229,122	$190,335

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted cash and marketable securities	$36,906	$39,889	$38,960	$(134,715)	$(13,447)

End of period statistics:
Number of employees	3,074	2,884	2,380
Number of deployed servers	127,638	119,370	105,111

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory pronouncements discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release and our earnings call helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items. Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2012	2011

Net income	$68,292	$48,231	$60,081	$203,989	$200,904

Amortization of other intangible assets	5,351	5,381	4,316	20,962	17,070
Stock-based compensation	21,405	22,635	18,840	90,585	61,305
Amortization of capitalized stock-based compensation	1,961	2,025	1,713	7,680	7,308
Loss on investments, net	—	—	500	—	500
Acquisition related costs	680	279	1,020	5,787	580
Legal settlements, net	—	—	(8,043)	—	(8,043)
Restructuring charge	392	—	4,728	406	4,886

Total normalized net income:	98,081	78,551	83,155	329,409	284,510

Interest income, net	(1,590)	(1,593)	(1,863)	(6,455)	(10,921)
Provision for income taxes	29,236	33,280	28,073	117,602	106,291
Depreciation and amortization	47,648	46,051	37,621	175,521	143,500
Other (income) expense, net	(200)	241	588	(649)	1,918

Total Adjusted EBITDA:	$173,175	$156,530	$147,574	$615,428	$525,298

Normalized net income per share:
Basic	$0.55	$0.44	$0.46	$1.85	$1.55
Diluted	$0.54	$0.43	$0.45	$1.81	$1.52

Shares used in normalized per share calculations:
Basic	177,479	177,455	178,916	177,900	183,866
Diluted	181,768	181,053	182,956	181,749	187,556

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai’s services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.